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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934


Date of Report (Date of earliest event reported)       June 26, 1998
                                                --------------------------------



                               JUST FOR FEET, INC.
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             (Exact name of registrant as specified in its charter)


Delaware                        0-23570                        63-0734234
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(State or other jurisdiction (Commission File Number)         (IRS Employer
 of incorporation)                                            Identification No.

7400 Cahaba Valley Road, Birmingham, Alabama                         35242
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(Address of principal executive offices)                          (Zip Code)



Registrant's telephone number, including area code  (205) 408-3000
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                                 Not applicable
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           (Former name or former address, if changed since last report)
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Item 5.  Other Events.


         On June 26, 1998, Just For Feet, Inc., an Alabama corporation ("Just For Feet - Alabama") having a class of securities registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), was merged (the "Merger") with and into Just For Feet, Inc., a Delaware corporation (the "Registrant"), with the Registrant being the surviving corporation, for the purpose of effecting a change of domicile from Alabama to Delaware. By virtue of the Merger, each share of common stock, par value $0.0001 per share, of Just For Feet - Alabama was converted into one share of common stock, par value $0.0001 per share (the "Common Stock"), of the Registrant and Registrant has succeeded to all the business, properties, assets and liabilities of Just For Feet - Alabama. The Common Stock of the Registrant continues to be traded on the Nasdaq Stock Market under the same symbol ("FEET") as the common shares of Just For Feet - Alabama were traded on such system prior to the effective date of the Merger. In addition, the Registrant has assumed all registration statements and reports filed by Just For Feet - Alabama under either the Exchange Act or the Securities Act of 1933, as amended.

         Pursuant to Rule 12g-3(a) promulgated under the Exchange Act, the Common Stock of the Registrant is deemed to be registered pursuant to Section 12(g) of the Exchange Act. The Registrant is filing this Current Report on Form 8-K pursuant to Section 12g-3(f) of the Exchange Act.

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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  JUST FOR FEET, INC.


                                                  By: /s/ Eric L. Tyra
                                                 ---------------------------
                                                      Eric L. Tyra
                                                      Chief Financial Officer

Dated:   February 25, 1999
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